SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                                  Gehl Company
             (Exact name of registrant as specified in its charter)

             Wisconsin                                     39-0300430
    (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

                 143 Water Street
               West Bend, Wisconsin                               53095
     (Address of principal executive offices)                   (Zip Code)


                                Gehl Savings Plan
                            (Full title of the plan)

            William D. Gehl                             Copy to:
 President and Chief Executive Officer
              Gehl Company                           Jay O. Rothman
            143 Water Street                        Foley & Lardner
      West Bend, Wisconsin  53095              777 East Wisconsin Avenue
             (414) 334-9461                    Milwaukee, Wisconsin 53202
  (Name, address and telephone number,
including area code, of agent for service)

                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
                                      Maximum       Maximum
        Title of        Amount       Offering      Aggregate     Amount of
     Securities to       to be         Price       Offering     Registration
     be Registered    Registered    Per Share        Price          Fee

    Common Stock,       100,000
     $.10 par value     shares      $7.9375(1)    $793,750(1)       $274


   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Gehl Company Common Stock as reported on The Nasdaq Stock Market on March 29, 1996.

                        _________________________________

            In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in
   Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.     Incorporation of Documents by Reference.

          The following documents filed by Gehl Company (the "Company") or the Gehl Savings Plan (the "Plan") with the Commission are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, which includes certified financial statements as of and for the year ended December 31, 1995.

          2. The Plan's Annual Report on Form 11-K for the year ended December 31, 1994, which includes certified financial statements as of and for the year ended December 31, 1994.

          3.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, dated November 13, 1989, and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.     Description of Securities.

          Not applicable.

   Item 5.     Interests of Named Experts and Counsel.

          Not applicable.

   Item 6.     Indemnification of Directors and Officers.

          Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or
   (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

          Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

          The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.     Exemption from Registration Claimed.

          Not Applicable.

   Item 8.     Exhibits.


          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit
      No.                Exhibit

    (4.1) Gehl Savings Plan, as amended (incorporated by reference to Exhibit 10.6 to Gehl Company's Annual Report on Form 10-K for the year ended December
                 31, 1994)

    (4.2) Restated Articles of Incorporation of Gehl Company (incorporated by reference to Exhibit 3.1 to Gehl Company's Form S-1 Registration Statement
                 (Registration No. 33-31571))

    (5)          Opinion of Foley & Lardner

    (23.1)       Consent of Price Waterhouse LLP

    (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

    (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

          The undersigned Registrant hereby undertakes to submit the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

   Item 9.     Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

               (i)   To include any prospectus required by
                     Section 10(a)(3) of the Securities Act of
                     1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with
                     respect to the plan of distribution not
                     previously disclosed in the Registration
                     Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on April 2, 1996.

                              GEHL COMPANY



                              By:   /s/ William D. Gehl
                                   William D. Gehl
                                   President and
                                   Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints William D. Gehl and Michael J. Mulcahy, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Signature                          Title                Date


     /s/ William D. Gehl      President, Chief          April 2, 1996
    William D. Gehl           Executive Officer and
                              Director (Principal
                              Executive Officer)

     /s/ Kenneth F. Kaplan    Vice President of         April 2, 1996
    Kenneth F. Kaplan         Finance and Treasurer
                              (Principal Financial
                              and Accounting
                              Officer)

     /s/ Fred M. Butler       Director                  April 2, 1996
    Fred M. Butler

    /s/ John W. Findley       Director                  April 2, 1996
    John W. Findley

     /s/ John W. Gehl         Director                  April 2, 1996
    John W. Gehl

     /s/ Arthur W. Nesbitt    Director                  April 2, 1996
    Arthur W. Nesbitt

    /s/ Roger E. Secrist      Director                  April 2, 1996
    Roger E. Secrist

     /s/ John W. Splude       Director                  April 2, 1996
    John W. Splude


          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee and State of Wisconsin, this 2nd day of April, 1996.


                              GEHL SAVINGS PLAN


                              By:  Bank One, Wisconsin Trust Company, N.A.



                              By:  /s/ Michael J. Normand
                              Title:    Vice President

                                  EXHIBIT INDEX

                                GEHL SAVINGS PLAN





     Exhibit No.                            Exhibit


        (4.1) Gehl Savings Plan, as amended (incorporated by reference to Exhibit 10.6 to Gehl
                   Company's Annual Report on Form 10-K for the year ended December 31, 1994)

        (4.2) Restated Articles of Incorporation of Gehl Company (incorporated by reference to
                   Exhibit 3.1 to Gehl Company's Form S-1
                   Registration Statement (Registration No.
                   33-31571))

         (5)       Opinion of Foley & Lardner

        (23.1)     Consent of Price Waterhouse LLP

        (23.2)     Consent of Foley & Lardner (contained in
                   Exhibit 5 hereto)

         (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)